GLASS LEWIS RECOMMENDS THAT HARBIN ELECTRIC SHAREHOLDERS VOTE “FOR” PROPOSED $24 PER SHARE CASH “GOING PRIVATE” TRANSACTION

Egan-Jones Also Recommends That Shareholders Vote “For” The Proposed Transaction

Together With ISS, All Three Leading Independent Proxy Firms Support “Going Private” Transaction

HARBIN, China, Oct. 18, 2011 – Harbin Electric, Inc. (“Harbin Electric” or the “Company”; NASDAQ: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People’s Republic of China, announced today that Glass Lewis & Co. and Egan-Jones Proxy Services, two leading independent proxy advisory firms, each recommends that Harbin Electric shareholders vote “FOR” the approval of the Company’s Agreement and Plan of Merger dated as of June 19, 2011, as amended (the “Merger Agreement”) with Tech Full Electric Company Limited (“Tech Full Electric”) and Tech Full Electric Acquisition, Inc.

As previously announced, Institutional Shareholder Services (“ISS”), another leading independent proxy advisory firm, also recommended that Harbin Electric shareholders vote “FOR” the approval of the Company’s Merger Agreement.  ISS, Glass Lewis and Egan-Jones are widely recognized as the nation’s three leading independent proxy voting and corporate governance advisory firms.

The Company issued the following statement regarding the Glass Lewis and Egan-Jones recommendations.

“Harbin Electric is pleased that each of the nation’s three leading independent proxy advisory firms – ISS, Glass Lewis and Egan-Jones – recommends that Harbin Electric shareholders vote ‘FOR’ the approval of the Merger Agreement.  The Company urges shareholders to follow the unanimous recommendation of the Special Committee, supported by all three independent firms, to approve the Merger Agreement at the Special Meeting of shareholders on October 29.”

In its report dated October 17, 2011, Glass Lewis stated:

•
“[W]e believe the board, and in particular the special committee, took decisive steps throughout the process in order to ensure, to the greatest extent possible, the completion of a thorough and independent review.”*

•
“The special committee…took careful steps throughout its review to make certain that the process remained independent, and, further, that the board as a whole considered all practicably available alternatives.”*

•	“Based on these factors and the unanimous support of the board, we believe shareholders should support this proposal.”*

In its report dated October 17, 2011, Egan-Jones stated:

•
“The Special Committee [which consists solely of independent and disinterested directors] held numerous meetings…and was advised by independent financial and legal advisors, and each member of the Special Committee was actively engaged in the process on a continuous and regular basis.”*

•	“Egan-Jones views the proposed transaction to be a desirable approach in maximizing shareholder value.”*

As previously announced, ISS stated the following in its October 14, 2011 report:

•	“The merger consideration provides shareholders with a significant premium in an all-cash transaction which carries certainty of value.”*
•	“The board and Special Committee undertook a robust strategic review process, taking prompt action to mitigate potential conflicts of interest that arose during the strategic process.”*
•	“Shareholder support for this transaction is warranted.”*

Pursuant to the Merger Agreement, Tech Full Electric would acquire all of the outstanding shares of Harbin Electric not currently owned by the buyer group or any of its affiliates for $24.00 per share in cash.

The Special Meeting of Harbin Electric shareholders to consider and vote upon, among other things, the proposal to adopt the Merger Agreement will be held on Saturday, October 29, 2011 at 9:00 a.m. Eastern Time at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154.  Harbin Electric shareholders of record as of the close of business on September 13, 2011 are entitled to vote at the Special Meeting.

Harbin Electric shareholders are encouraged to read the definitive proxy materials in their entirety as they provide, among other things, important information regarding the merger and the reasons behind the Special Committee’s unanimous recommendation that shareholders vote “FOR” the approval of the Merger Agreement.  A failure to vote will have the same effect as a vote AGAINST the proposal to approve the Merger Agreement.

The Company has retained MacKenzie Partners, Inc. as proxy solicitor to assist it in connection with its upcoming Special Meeting. Shareholders who have questions about the merger, who need additional copies of the Company’s proxy materials, or need assistance in voting their shares are encouraged to contact MacKenzie Partners by email at harbinproxy@mackenziepartners.com or by phone at 800-322-2885 or at 212-929-5500.

If shareholder approval of the merger is obtained at the Special Meeting, the close of the transaction is expected to occur shortly thereafter.  If the merger is completed, the Company will become a privately-held company and its common stock will no longer be listed on the NASDAQ Global Select Market.

* Permission to use quotations was neither sought nor obtained.

Additional Information
This press release may be deemed to be solicitation material in respect of the proposals described in the Company’s definitive proxy statement on Schedule 14A, filed by the Company on September 29, 2011, as supplemented by a supplement thereto filed by the Company on October 11, 2011. In connection with the proposed merger, the Company has filed with, or furnished to the Securities and Exchange Commission (“SEC”), all relevant materials, including a definitive proxy statement on Schedule 14A, and has mailed the definitive proxy statement on Schedule 14A to its shareholders. In addition, on October 11, 2011, certain participants in the proposed transaction filed with the SEC Amendment No. 5 to a Schedule 13E-3 transaction statement and has mailed to the Company’s shareholders Amendment No. 5 to the Schedule 13E-3 transaction statement. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY, AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. This press release is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward. Shareholders are able to obtain copies of the Company’s definitive proxy statement, as supplemented and Amendment No. 5 to the Schedule 13E-3 transaction statement by contacting MacKenzie Partners, Inc. by email at harbinproxy@mackenziepartners.com or by calling +1-212-929-5500 or Toll-Free at +1-800-322-2885. In addition to receiving the Company’s definitive proxy statement, as supplemented and Amendment No. 5 to the Schedule 13E-3 transaction statement by mail, shareholders also are able to obtain these documents, as well as other filings containing information about the Company, the proposed merger, and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or phone number:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Phone Number:  86-451-86116757

Certain of the Company’s officers and employees may be deemed participants in the solicitation of proxies in respect of the proposals. Information about the Company’s executive officers and directors can be found in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

Safe Harbor Statement
The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on September 29, 2011. The Company does not undertake any obligation to update forward-looking statements contained in this press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negatives thereof, or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; adoption of the Merger Agreement by the Company’s shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company’s reports filed with the SEC.

About Harbin Electric, Inc.
Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized, and value-added products. Its major product lines include industrial rotary motors, linear motors, and specialty micro-motors. The Company’s products are purchased by a broad range of domestic and international customers, including those involved in the energy industry, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, chemical, petrochemical, as well as in the metallurgical and mining industries. The Company operates four manufacturing facilities in China located in Xi’an, Weihai, Harbin, and Shanghai.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaboration with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Relying on its own proprietary technology, the Company developed an energy efficient linear motor driven oil pump, the first of its kind in the world, for the largest oil field in China. Its self-developed linear motor propulsion system is powering China’s first domestically-made linear-motor-driven metro train. As China continues to grow its industrial base, Harbin Electric aspires to be a leader in the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit www.harbinelectric.com.

For media inquiries, please contact:
Matt Sherman / Matt Cuneo / Nicole Greenbaum
Joele Frank, Wilkinson Brimmer Katcher
Tel:  +1-212-355-4449

For investor inquiries, please contact:
Paul Schulman / Amy Bilbija
MacKenzie Partners, Inc.
Tel:  +1-212-929-5364 (Mr. Schulman)
Tel:  +1-650-798-5206 (Ms. Bilbija)

Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel:  +1-631-312-8612
Email: IR@HarbinElectric.com

Linda Bergkamp
Christensen Investor Relations
Tel:  +1-480-614-3004
Email: LBergkamp@ChristensenIR.com